                                                                  Exhibit (a)(2)
                               SPEEDFAM-IPEC, INC.

                              LETTER OF TRANSMITTAL

                            Offer to Exchange Options

             PURSUANT TO THE OFFER TO EXCHANGE DATED JANUARY 3, 2002

                    THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT
           12:00 MIDNIGHT, MOUNTAIN STANDARD TIME, ON JANUARY 31, 2002
                          UNLESS THE OFFER IS EXTENDED.

To:      SpeedFam-IPEC, Inc.
         305 North 54th Street
         Chandler, Arizona 85226
         (480) 705-2100
         Attn:  Kevin West

I am tendering the following options to purchase shares of common stock, no par value ("Option Shares"), having an exercise price of $6.00 or more per share (to validly tender such options you must complete the following table according to instruction 2 on page 5 of this Letter of Transmittal):


             GRANT DATE OF OPTION(1)      EXERCISE PRICE OF OPTION      TOTAL NUMBER OF SHARES
             --------------------         ------------------------
                                                                           SUBJECT TO OPTION
                                                                           -----------------


  YOUR OPTION AGREEMENT(S) EVIDENCING OPTIONS TO BE TENDERED MUST BE FORWARDED
                        WITH THIS LETTER OF TRANSMITTAL.


---------
(1) List each option on a separate line even if more than one option was issued on the same grant date. For purposes of completing the foregoing table, an option is comprised of a single grant entitling the holder to purchase multiple shares of common stock.

         To SpeedFam-IPEC, Inc.:

         Subject to the conditions in the Offer to Exchange dated January 3, 2002 and in this Letter of Transmittal, both of which together constitute the "Offer," I am tendering to SpeedFam-IPEC, Inc., an Illinois corporation, the options to purchase shares of common stock, no par value, of SpeedFam-IPEC specified in the table on page 1 of this letter. In exchange for these tendered options, I will receive new options to purchase shares of common stock equal in number to 50% of the total number of shares of common stock subject to the options I am tendering.

         I sell, assign, and transfer to, or upon the order of, SpeedFam-IPEC, all right, title and interest in and to all of the options that I am tendering under this letter. I acknowledge that SpeedFam-IPEC has advised me to consult with my own advisors as to the consequences of participating or not participating in the Offer. I agree that this letter is an amendment to any option agreements that govern my tendered options.

         I represent and warrant that I have full power and authority to tender my options and that, when and to the extent the options are accepted for exchange by SpeedFam-IPEC, the options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements, or other obligations relating to their sale or transfer, other than pursuant to the applicable option agreement. Furthermore, my tendered options will not be subject to any adverse claims. Upon request, I will execute and deliver any additional documents deemed by SpeedFam-IPEC to be necessary or desirable to complete the exchange of the options I am tendering.

         All authority that I confer or agree to confer will not be affected by, and will survive, my death or incapacity, and all of my obligations under this letter and the Offer will be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the Offer, this tender is irrevocable.

         By execution hereof, I understand that tenders of options pursuant to the procedure described in Section 3 of the Offer to Exchange and in the instructions to this letter will constitute my acceptance of the terms and conditions of the Offer. SpeedFam-IPEC's acceptance for exchange of my tendered options will constitute a binding agreement between SpeedFam-IPEC and me upon the terms and subject to the conditions of the Offer.

         I acknowledge that the new options that I will receive (1) will not be granted until on or about the first business day that is at least six months and one day after the date my old options are canceled and (2) will be subject to the terms and conditions set forth in a new option agreement between SpeedFam-IPEC and me that will be forwarded to me after the grant of the new options. I also acknowledge that I must be an employee of SpeedFam-IPEC from the date I tender my options through the date the new options are granted and otherwise be eligible under the SpeedFam-IPEC, Inc. 2001 Nonstatutory Stock Option Plan, the 1995 Stock Plan for Employees and Directors of SpeedFam-IPEC, Inc., or the SpeedFam International, Inc. 1991 Employee Stock Incentive Plan, as applicable, on the date the new options are granted in order to receive new options. I further acknowledge that, if I do not remain an employee, I will not receive any new options or any other consideration for my tendered options that are accepted for exchange pursuant to the Offer.

         The name and social security number of the registered holder of the tendered options appear below exactly as they appear on the option agreement or agreements governing those options. The table on page 1 contains for each tendered option the grant date, the exercise price, and the total number of shares of common stock subject to the option I am tendering. I understand that I may tender all of my options outstanding under SpeedFam-IPEC's various stock option plans having an exercise price of $6.00 or more and that I am not required to tender any options in the Offer. I understand that the Offer is for all or none of my eligible options and that SpeedFam-IPEC will not accept partial tenders of unexercised eligible options of an individual option grant. I also understand that for every two options that I tender prior to the "Expiration Date" (as defined in the following sentence) and not properly withdrawn I will receive one new option at least six months and one day from the date they are cancelled, upon the terms and subject to the conditions of the Offer, including the conditions described in Sections 1 and 6 of the Offer to Exchange. The term "Expiration Date" means 12:00 midnight, Mountain Standard time, on January 31, 2002. The Expiration Date may be extended by SpeedFam-IPEC, during which the Offer will remain open.

         I recognize that, under certain circumstances set forth in the Offer to Exchange, SpeedFam-IPEC may terminate or amend the Offer and postpone its acceptance and cancellation of any options tendered for exchange. In any such event, I understand that the tendered options delivered with this letter but not accepted for exchange will be returned to me at the address indicated below.

         THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS OF OPTIONS BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

         I agree to all of the terms and conditions of the Offer.

         You must complete and sign the following exactly as your name appears on the option agreement or agreements evidencing the options you are tendering. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or another person acting in a fiduciary or representative capacity, please set forth the signer's full title and include with this Letter proper evidence of the authority of such person to act in such capacity.

                               SIGNATURE OF OWNER

X
 -------------------------------------------------------------------------------
                  (Signature of Holder or Authorized Signatory)

Date:                 , 2002
      ------------- --
Name:
     ---------------------------------------------------------------------------
                                 (Please Print)

Capacity:
         -----------------------------------------------------------------------
 (If signing as a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity)

Address:
        ------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            (Please include ZIP code)

Telephone No. (with area code):
                               -------------------------------------------------

Tax ID/Social Security No.:
                           -----------------------------------------------------

                                  INSTRUCTIONS

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

         1. Delivery of Letter of Transmittal. A properly completed and duly executed original of this letter, and any other documents required by this letter, must be received by SpeedFam-IPEC at its address set forth on the front cover of this Letter ON OR BEFORE THE EXPIRATION DATE (which may be extended by SpeedFam-IPEC).

         THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY SPEEDFAM-IPEC. IF YOU ELECT TO DELIVER YOUR DOCUMENTS BY MAIL, SPEEDFAM-IPEC RECOMMENDS THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED AND THAT YOU PROPERLY INSURE THE DOCUMENTS. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

         Tenders of options made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. If the Offer is extended by SpeedFam-IPEC beyond that time, you may withdraw your tendered options at any time until the extended expiration of the Offer. In addition, unless SpeedFam-IPEC accepts your tendered options before 12:00 midnight, Mountain Standard time, January 31, 2002, you may withdraw your tendered Options at any time after

January 31, 2002. To withdraw tendered options you must deliver a written notice of withdrawal with the required information to SpeedFam-IPEC while you still have the right to withdraw the tendered options. Withdrawals may not be rescinded and any options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless such withdrawn options are properly re-tendered prior to the Expiration Date by following the procedures described above.

         SpeedFam-IPEC will not accept any alternative, conditional or contingent tenders. All tendering option holders, by execution of this letter, waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

         2. Tenders. If you intend to tender options pursuant to the Offer, you must complete the table on page 1 of this letter by providing the following information for each option that you intend to tender: (1) grant date, (2) exercise price, and (3) the total number of unexercised options subject to the option you are tendering. If you choose to tender an option, you must tender all of your eligible options, as well as the entire unexercised portion of an individual option grant. SpeedFam-IPEC will not accept partial tenders of your eligible options or of the unexercised portion of an individual option grant.

         3. Signatures on Letter of Transmittal. If this letter is signed by the holder of the tendered options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the tendered options are subject without alteration.

         If this letter is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to SpeedFam-IPEC of the authority of such person so to act must be submitted with this letter.

         4. Requests for Assistance or Additional Copies. Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this letter may be directed to Kevin West, at (480) 705-2112 or by e-mail to kwest@sfamipec.com. Copies will be furnished promptly at SpeedFam-IPEC's expense.

         5. Irregularities. All questions as to the number of shares of common stock subject to tendered options and the validity, form, eligibility (including time of receipt), and acceptance for exchange of any tender of options will be determined by SpeedFam-IPEC in its discretion, which determinations will be final and binding on all parties. SpeedFam-IPEC reserves the right to reject any or all tenders of options SpeedFam-IPEC determines not to be in proper form or the acceptance of which may, in the opinion of SpeedFam-IPEC's counsel, be unlawful. SpeedFam-IPEC also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular options, and SpeedFam-IPEC's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as SpeedFam-IPEC will determine. Neither SpeedFam-IPEC nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

         6. Important Tax Information. You should refer to Section 13 of the Offer to Exchange, which contains important tax information. If you are a tax resident outside of the United States, you should consult your own tax advisor in order to determine the tax consequences of participating or not participating in the offer.

 IMPORTANT: THIS LETTER TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE
         RECEIVED BY SPEEDFAM-IPEC ON OR PRIOR TO THE EXPIRATION DATE.